Exhibit 99.1

EverQuote Announces Fourth Quarter and Full Year 2020 Financial Results

•	Fourth Quarter Revenue Increased 32% Year-Over-Year to $97.3 Million

•	Fourth Quarter Variable Marketing Margin Increased 46% Year-Over-Year to $31.9 Million

•	Full Year Revenue Increased 39% Year-Over-Year to $346.9 Million

•	Full Year Variable Marketing Margin Increased 48% Year-Over-Year to $108.6 Million

CAMBRIDGE, Mass., February 22, 2021 — EverQuote, Inc. (Nasdaq: EVER), a leading online insurance marketplace, today announced financial results for the fourth quarter and full year ended December 31, 2020.

“Our team executed remarkably well this quarter, closing out a record year at EverQuote delivering year-over-year revenue growth of 32% in the fourth quarter, and 39% for the full year,” remarked Jayme Mendal, CEO of EverQuote. “We drove greater operating efficiency with VMM growth of 46% and 48% for the fourth quarter and full year, respectively, which supported making significant investments to accelerate our long-term growth. We also achieved record Adjusted EBITDA in 2020. Our team remains focused on EverQuote’s vision to become the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk,” concluded Mr. Mendal.

Fourth Quarter 2020 Financial Highlights:

(All comparisons are relative to the fourth quarter of 2019):

•	Total revenue of $97.3 million, an increase of 32%.

•	Automotive insurance vertical revenue of $76.2 million, an increase of 27%.

•	Revenue from our Other insurance verticals, which includes home and renters, life, health and commercial insurance, increased 55% to $21.1 million and a record 22% of total revenues.

•	Variable Marketing Margin of $31.9 million, an increase of 46%.

•	GAAP net loss of $3.8 million, compared to GAAP net loss of $0.9 million.

•	Adjusted EBITDA of $5.4 million, compared to Adjusted EBITDA of $4.2 million.

Fourth Quarter 2020 Business Highlights:

•	Consumer traffic initiatives led to an 18% year-over-year increase in revenue per quote request and a 12% year-over-year increase in quote requests.

•	More than 95% of revenue from carriers came from those who have been on our platform for more than a year, reflecting the strong re-occuring nature of the Company’s business model.

•	The Health insurance vertical benefitted from the annual open enrollment period and the successful integration of the previously announced acquisition of Crosspointe Insurance.

•	Craig Lister joined as Chief Marketing Officer

Full Year 2020 Financial Highlights:

(All comparisons are relative to the full year of 2019):

•	Total revenue of $346.9 million, an increase of 39%.

•	Automotive insurance vertical revenue of $283.2 million, an increase of 33%.

•	Revenue from our Other insurance verticals, which includes home and renters, life, health and commerical insurance, increased 74% to $63.7 million.

•	Variable Marketing Margin of $108.6 million, an increase of 48%.

•	GAAP net loss of $11.2 million, compared to a GAAP net loss of $7.1 million.

•	Adjusted EBITDA of $18.4 million, compared to Adjusted EBITDA of $8.3 million.

Full Year 2020 Business Highlights:

•	The Company’s distribution growth and traffic optimization led to a 35% growth in quote request volume over the prior year.

•	Acquired Crosspointe Insurance, a Direct-To-Consumer (DTC) health insurance agency, to support the growth of our Health insurance vertical.

•	Launched a DTC agency strategy in our Health and Life insurance verticals.

•	EverQuote welcomed several senior leaders to help scale our business and drive operational efficiencies.

First Quarter and Full-Year 2021 Guidance:

EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

First quarter 2021:

•	Revenue of $100 - $102 million.

•	Variable Marketing Margin of $30.5 - $31.5 million.

•	Adjusted EBITDA in the range of $4 - $5 million.

Full year 2021:

•	Revenue of $430- $440 million.

•	Variable Marketing Margin of $135 - $140 million.

•	Adjusted EBITDA in the range of $25 - $30 million.

With respect to the Company’s expectations under “First Quarter and Full Year 2021 Guidance” above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its fourth quarter and full year 2020 financial results at 4:30 p.m. Eastern Time today, February 22, 2021. To access the conference call, dial (877) 273-5005 for the U.S. or Canada, or (647) 689-5410 for international callers and provide conference ID 8772399. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on February 22, 2021, until 11:59 p.m. Eastern Time on February 28, 2021, by dialing (800) 585-8367 for the U.S. or Canada, or (416) 621-4642 for international callers, and entering passcode 8772399. In addition, an archived webcast will be available on the Investors section of the Company’s website at: https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,”

and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the impact on the Company and the insurance industry of the COVID-19 pandemic; (4) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (5) the Company’s ability to maintain and build its brand; (6) the Company’s reliance on its third-party service providers; (7) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (8) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (9) the Company’s expected use of proceeds from its initial public offering; (10) developments regarding the insurance industry and the transition to online marketing; and (11) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. The company’s mission is to empower insurance shoppers to better protect life’s most important assets—their family, property, and future. Our vision is to become the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk.

For more information, visit EverQuote.com and follow on Twitter @EverQuoteInsure.

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands except per share)
Revenue	$97,292	$73,799	$346,935	$248,811

Cost and operating expenses(1):
Cost of revenue	5,683	4,681	21,373	15,903
Sales and marketing	80,217	59,331	284,880	202,689
Research and development	8,088	5,529	29,662	20,214
General and administrative	5,310	4,186	20,444	16,827
Acquisition-related costs	1,778	—	2,258	—
Legal settlement	—	1,227	—	1,227

Total cost and operating expenses	101,076	74,954	358,617	256,860

Loss from operations	(3,784)	(1,155)	(11,682)	(8,049)

Other income:
Interest income	13	133	189	669
Other income	3	88	291	263

Total other income	16	221	480	932

Net loss	$(3,768)	$(934)	$(11,202)	$(7,117)

Net loss per share, basic and diluted	$(0.13)	$(0.04)	$(0.41)	$(0.28)

Weighted average common shares outstanding, basic and diluted	28,005	26,240	27,329	25,759

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Cost of revenue	$108	$54	$361	$193
Sales and marketing	2,924	1,129	10,246	3,805
Research and development	2,385	1,053	7,751	3,967
General and administrative	772	1,228	5,821	4,756

	$6,189	$3,464	$24,179	$12,721

EVERQUOTE, INC.

BALANCE SHEET DATA

	December 31,
	2020	2019
	(in thousands)
Cash and cash equivalents	$42,870	$46,054
Working capital	50,554	46,944
Total assets	129,050	91,221
Total liabilities	58,068	39,451
Total stockholders’ equity	70,982	51,770

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Cash flows from operating activities:
Net loss	$(3,768)	$(934)	$(11,202)	$(7,117)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,176	593	3,350	2,186
Loss on disposal of property and equipment	—	98	—	98
Stock-based compensation expense	6,189	3,464	24,179	12,721
Change in fair value of contingent consideration	1,778	—	1,778	—
Provision for (recovery of) bad debt	90	(1)	105	478
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(4,642)	(2,305)	(13,970)	(15,232)
Operating lease right-of-use assets	2,076	—	2,076	—
Prepaid expenses and other current assets	(1,425)	(3,855)	623	(5,609)
Other assets	(332)	1	(554)	(1)
Accounts payable	(729)	305	9,301	6,837
Accrued expenses and other current liabilities	(1,643)	6,712	(3,968)	10,126
Operating lease liabilities	(2,233)	—	(2,233)	—
Deferred revenue	177	(66)	368	61
Other long-term liabilities	51	(56)	815	(135)

Net cash provided by (used in) operating activities	(3,235)	3,956	10,668	4,413

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(1,114)	(777)	(3,822)	(2,975)
Acquisition of business	—	—	(14,930)	—

Net cash used in investing activities	(1,114)	(777)	(18,752)	(2,975)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,345	926	4,907	2,982

Net cash provided by financing activities	1,345	926	4,907	2,982

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	—	(7)	—

Net increase (decrease) in cash, cash equivalents and restricted cash	(3,011)	4,105	(3,184)	4,420
Cash, cash equivalents and restricted cash at beginning of period	46,131	42,199	46,304	41,884

Cash, cash equivalents and restricted cash at end of period	$43,120	$46,304	$43,120	$46,304

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended December 31,		Change
	2020	2019	%
	(in thousands)
Automotive	$76,222	$60,192	26.6%
Other	21,070	13,607	54.8%

Total Revenue	$97,292	$73,799	31.8%

	Year Ended December 31,		Change
	2020	2019	%
	(in thousands)
Automotive	$283,236	$212,300	33.4%
Other	63,699	36,511	74.5%

Total Revenue	$346,935	$248,811	39.4%

Other financial and non-financial metrics:

	Three Months Ended December 31,		Change
	2020	2019	%
	(in thousands)
Loss from operations	$(3,784)	$(1,155)	227.6%
Net loss	$(3,768)	$(934)	303.4%
Quote requests	6,553	5,863	11.8%
Variable Marketing Margin	$31,921	$21,836	46.2%
Adjusted EBITDA(1)	$5,362	$4,217	27.2%

	Year Ended December 31,		Change
	2020	2019	%
	(in thousands)
Loss from operations	$(11,682)	$(8,049)	45.1%
Net loss	$(11,202)	$(7,117)	57.4%
Quote requests	27,013	20,011	35.0%
Variable Marketing Margin	$108,642	$73,316	48.2%
Adjusted EBITDA(1)	$18,396	$8,348	120.4%

(1)	Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented Adjusted. EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines Adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; acquisition-related costs; legal settlement; interest income; and income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents Adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses Adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of Adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net income (loss)	$(3,768)	$(934)	$(11,202)	$(7,117)
Stock-based compensation	6,189	3,464	24,179	12,721
Depreciation and amortization	1,176	593	3,350	2,186
Acquisition-related costs	1,778	—	2,258	—
Legal settlement	—	1,227	—	1,227
Interest income	(13)	(133)	(189)	(669)

Adjusted EBITDA	$5,362	$4,217	$18,396	$8,348